UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 8, 2007

(Date of earliest event reported)

Quest Resource Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification No.)

210 Park Ave., Suite 2750

Oklahoma City, OK 73102

(Address of principal executive office)(Zip Code)

(405) 600-7704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        On November 8, 2007, Quest Resource Corporation ("QRC") and Quest Midstream GP, LLC (the "GP"), a subsidiary of QRC, entered into a Settlement and Release Agreement with Richard Andrew Hoover, the former President and Chief Operating Officer of the GP (together with QRC and the GP, the "Parties"). Mr. Hoover served in these capacities pursuant to an Executive Employment Agreement (the "Employment Agreement") entered into by and among the Parties on February 24, 2007.

On September 19, 2007, the GP terminated the Employment Agreement and accordingly, terminated Mr. Hoover's employment with the GP. On November 8, 2007 the Parties entered into a Settlement and Release Agreement to resolve any disputes among the Parties related to: (i) the Employment Agreement, (ii) Mr. Hoover's employment with the GP or (iii) the termination of Mr. Hoover's employment with the GP. According to the terms of the Settlement and Release Agreement, Mr. Hoover will be entitled to a pro rata portion in the amount of 75% of any incentive bonus payable for 2007. One half of his base salary under the Employment Agreement will be paid out in equal installments over the remaining term of his Employment Agreement in accordance with the provisions of the agreement. The GP will reimburse Mr. Hoover his health insurance premium payments for the longer of one year or until he becomes eligible for health insurance with a different employer.

In addition, Mr. Hoover will become vested in 5,000 shares of QRC common stock and 37,500 Quest Midstream Partners, L.P. ("QMP") common units. The QMP common units are to be delivered to Mr. Hoover in two tranches of 18,750 units. The first tranche of QMP common units is to be delivered upon the later of a liquidity event or April 1, 2008, and the second tranche is to be delivered upon the later of a liquidity event or April 1, 2009. For these purposes, a "liquidity event" means an initial public offering of the QMP common units or a sale in a single transaction of all or substantially all of the assets of QMP or the partnership interests in QMP.

The GP will also pay distribution equivalents to Mr. Hoover on 75,000 QMP common units for the third quarter of 2007 and on the 37,500 QMP common units, mentioned above, for the fourth quarter of 2007 and for each quarter thereafter until those common units are issued and delivered to Mr. Hoover. Mr. Hoover will be subject to a one-year non-compete restriction limited to the Cherokee Basin region.

A copy of the Settlement and Release Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit Number	Description

	10.1	Settlement and Release Agreement dated November 8, 2007 between Quest Midstream GP, LLC, Quest Resource Corporation and Richard Andrew Hoover.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

By:	/s/ Jerry D. Cash
Jerry D. Cash
Chief Executive Officer

Date: November 14, 2007